EXHIBIT 99.1

For Immediate Release

WWE® NAMES NICK KHAN PRESIDENT & CHIEF REVENUE OFFICER

STAMFORD, Conn., August 5, 2020 – WWE (NYSE: WWE) today announced that Nick Khan, former Co-Head of Television at Creative Artists Agency (CAA), has been named President & Chief Revenue Officer, reporting directly to WWE Chairman & CEO Vince McMahon.

“Nick is a seasoned media executive with a deep understanding of our business and a proven track record of generating significant value for sports and entertainment properties,” said McMahon. “While representing WWE at CAA, he was instrumental in transforming our business model by securing domestic media rights increases of 3.6x over our previous agreements. Nick’s management style and personal demeanor are perfect for WWE’s entrepreneurial culture, and he will fit right in with our exceptional management team.”

“I am very much looking forward to expanding my relationship with Vince McMahon and the entire team at WWE, and becoming a full-time member of the WWE family,” said Khan. “It’s rare to have an opportunity to work at a company that is not only legendary in what it has already accomplished, but also uniquely poised to enter into an unprecedented phase of growth and expansion across all lines of business. Our collective industry experience will enable us to extract maximum value across the portfolio globally while driving long-term shareholder value.”

Khan, a former practicing attorney, transitioned to International Creative Management (ICM) in 2006 where he launched their Sports Media department and represented the biggest names in sports broadcasting. In 2012, Khan moved to CAA where he became the Co-Head of the Television Department. During his tenure there, Khan continued to represent the top broadcasters while also representing WWE, the Southeastern Conference (SEC), Top Rank Boxing and others helping to negotiate billions of dollars in media deals on their behalf.

About WWE
WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE’s TV-PG, family-friendly programming can be seen in more than 800 million homes worldwide in 28 languages. WWE Network, the first-ever 24/7 over-the-top premium network that includes all live pay-per-views, scheduled programming and a massive video-on-demand library, is currently available in more than 180 countries. The company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mexico City, Mumbai, Shanghai, Singapore, Dubai, Munich and Tokyo.

Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.

Media Contact:

Matthew Altman
203-352-1177
Matthew.Altman@wwecorp.com

Investor Contact:

Michael Weitz
203-352-8642
Michael.Weitz@wwecorp.com

Trademarks: All WWE programming, talent names, images, likenesses, slogans, wrestling moves, trademarks, logos and copyrights are the exclusive property of WWE and its subsidiaries. All other trademarks, logos and copyrights are the property of their respective owners.

Forward-Looking Statements: This press release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to: the impact of the COVID-19 outbreak on our business, results of operations and financial condition; entering, maintaining and renewing major distribution agreements; a rapidly evolving media landscape; WWE Network (including the risk that we are unable to attract, retain and renew subscribers); our need to continue to develop creative and entertaining programs and events; the possibility of a decline in the popularity of our brand of sports entertainment; the continued importance of key performers and the services of Vincent K. McMahon; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and greater financial resources or marketplace presence of many of our competitors; uncertainties associated with international markets including possible disruptions and reputational risks; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; the complexity of our rights agreements across distribution mechanisms and geographical areas; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events including without limitation, claims alleging traumatic brain injury; large public events as well as travel to and from such events; our feature film business; our expansion into new or complementary businesses and/or strategic investments; our computer systems and online operations; privacy norms and regulations; a possible decline in general economic conditions and disruption in financial markets; our accounts receivable; our indebtedness including our convertible notes; litigation; our potential failure to meet market expectations for our financial performance, which could adversely affect our stock; Vincent K. McMahon exercises control over our affairs, and his interests may conflict with the holders of our Class A common stock; a substantial number of shares are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could lower our stock price; and the volatility of our Class A common stock. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends (including under our revolving credit facility), general economic and competitive conditions and such other factors as our Board of Directors may consider relevant. Forward-looking statements made by the Company speak only as of the date made and are subject to change without any obligation on the part of the Company to update or revise them. Undue reliance should not be placed on these statements. For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q.

2